Exhibit 13.1

Certifications of the CEO AND CFO
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Merus Labs International Inc. (the “Company”) on Form 20-F for the year ended September 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Ahmad Doroudian as Chief Executive Officer of the Company, and Andrew Patient as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, to the best of his or her knowledge, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:	April 16, 2012

By:	/s/ AHMAD DOROUDIAN

Name: Ahmad Doroudian
Title: Chief Executive Officer

By:	/s/ ANDREW PATIENT

Name: Andrew Patient
Title: Chief Financial Officer

This certification accompanies the Report pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of ss. 18 of the Securities Exchange Act of 1934, as amended.